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                                                                Exhibit No. 10



                           WAIVER AND AMENDMENT NO. 6

                                       TO

                     REVOLVING CREDIT AND SECURITY AGREEMENT


         THIS WAIVER AND AMENDMENT NO. 6 ("Amendment") is entered into as of August 18, 1998, by and among GRAHAM-FIELD HEALTH PRODUCTS, INC., a corporation organized under the laws of the State of Delaware ("Holdings"), GRAHAM-FIELD, INC., a corporation organized under the laws of the State of New York ("Field"), GRAHAM-FIELD EXPRESS, INC., a corporation organized under the laws of the State of Delaware ("Express"), GRAHAM-FIELD TEMCO, INC., a corporation organized under the laws of the State of New Jersey ("Temco"), GRAHAM-FIELD DISTRIBUTION, INC., a corporation organized under the laws of the State of Missouri ("Distribution"), GRAHAM-FIELD BANDAGE, INC., a corporation organized under the laws of the State of Rhode Island ("Bandage"), GRAHAM-FIELD EXPRESS (PUERTO
RICO), INC., a corporation organized under the laws of the State of Delaware ("GFPR"), EVEREST & JENNINGS, INC., a corporation organized under the laws of the State of California ("E & J"), LABAC SYSTEMS, INC., a corporation organized under the laws of the State of Colorado ("LaBac"), MEDICAL SUPPLIES OF AMERICA, INC., a corporation organized under the laws of the State of Florida ("Medapex"), HEALTH CARE WHOLESALERS, INC., a corporation organized under the laws of the State of Georgia ("Health Care"), H C WHOLESALERS, INC., a corporation organized under the laws of the State of Georgia ("HCW"), CRITICAL CARE ASSOCIATES, INC., a corporation organized under the laws of the State of Georgia ("Critical"), LUMEX/BASIC AMERICAN HOLDINGS, INC., a corporation organized under the laws of the State of Delaware ("Lumex"), BASIC AMERICAN MEDICAL PRODUCTS, INC., a corporation organized under the laws of the State of Georgia ("Basic American"), LUMEX MEDICAL PRODUCTS, INC., a corporation organized under the laws of the State of Delaware ("Lumex Medical"), PRISM ENTERPRISES, INC., a corporation organized under the laws of the State of Delaware ("Prism"), BASIC AMERICAN SALES AND DISTRIBUTION CO., INC., a corporation organized under the laws of the State of Delaware ("Basic Distribution"), PRISTECH, INC., a corporation organized under the laws of the State of Delaware ("Pristech"), LUMEX SALES AND DISTRIBUTION CO., INC., a corporation organized under the laws of the State of Delaware ("Lumex Distribution") and MUL ACQUISITION CORP. II, a corporation organized under the laws of the State of Delaware ("Mul Acquisition") (each a "Borrower" and collectively "Borrowers"), the financial institutions which are now or which hereafter become a party to (collectively, the "Lenders" and individually a "Lender") the Loan Agreement (as defined below) and IBJ SCHRODER BUSINESS CREDIT CORPORATION, a New York corporation ("IBJS"), as agent for Lenders (IBJS, in such capacity, the "Agent").

                                   BACKGROUND

         Borrowers, Lenders and Agent are parties to a Revolving Credit and Security Agreement dated as of December 10, 1996, as amended by an Amendment Letter dated May 15, 1997, Amendment No. 1 dated June 25, 1997, Amendment No. 2 dated July 9, 1997, Amendment No.
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3 dated July 9, 1997, a Letter Amendment dated September 18, 1997, Amendment No.
4 and Joinder Agreement dated December 30, 1997 and an Amendment No. 5 dated as of April 13, 1998 (as further amended, supplemented or otherwise modified from time to time, the "Loan Agreement") pursuant to which Lenders provide Borrowers with certain financial accommodations.

         Borrowers have requested that Agent and Lenders waive various Events of Default that have occurred and to make certain amendments to the Loan Agreement, and Agent and Lenders are willing to do so on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and/or Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

         1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.

         2. Waiver. Subject to the satisfaction of the conditions precedent set forth in Section 4 below, Agent and Lenders hereby waive the Events of Default that have occurred as a result of (i) Borrowers' non-compliance with Section 6.6 of the Loan Agreement due to Borrowers' failure to be in compliance with such section for the period ending June 30, 1998 and (ii) the execution of that certain Separation Agreement dated as of July 29, 1998 by and between Holdings and Irwin Selinger relating to Mr. Selinger's termination of employment as an officer and director of the Borrowers and severance arrangements for Mr. Selinger. Agent and Required Lenders shall determine, in their sole discretion, whether any future restructuring or other charges recorded by Borrowers during the quarter ending September 30, 1998 or December 31,1998, which charges are identified and segregated in the financial statements as non-recurring charges, shall be excluded for purposes of calculating compliance with the financial covenants contained in the Loan Agreement.

         3. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 4 below, the Loan Agreement is amended as follows:

                  (a)      The following definitions are added to Section 1.2:

                           "Amendment No. 6" shall mean Waiver and Amendment No.
6 to Revolving Credit and Security Agreement dated as of August 18, 1998.

                           "Amendment No. 6 Effective Date" shall mean the date
all of the conditions set forth in Section 4 of Amendment No. 6 have been satisfied.

                           "Net Cash Flow" shall mean for any period Cash Flow
during such period minus Total Debt Payments during such period.

                           "Selinger Separation Agreement" shall mean that
certain Separation


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Agreement dated as of July 29, 1998 by and between Holdings and Irwin Selinger.

                  (b) The following definitions in Section 1.2 are hereby amended as follows:

                           "Maximum Revolving Advance Amount" shall mean
$80,000,000.

                           "Restructuring Charge Reserve" shall mean
$12,000,000.

                           "Revolving Interest Rate" shall mean an interest rate
per annum equal to the Alternate Base Rate plus one percent (1.0%).

                  (c) The penultimate sentence in Section 2.9 of the Loan Agreement is amended in its entirety to provide as follows:

                           "The maximum amount of outstanding Acceptances shall
not exceed $0 in the aggregate at any time."

                  (d) Section 6.6 of the Loan Agreement is amended in its entirety to provide as follows:

                           "6.6     Net Cash Flow.

                                    (a) Cause Net Cash Flow to be equal to or
                           greater than ($4,500,000) at the end of the fiscal quarter ending September 30, 1998 for the immediately preceding three (3) month period;

                                    (b) Cause Net Cash Flow to be equal to or
                           greater than ($8,500,000) at the end of the fiscal quarter ending December 31, 1998 for the immediately preceding six (6) month period;

                                    (c) Cause Net Cash Flow to be equal to or
                           greater than ($10,000,000) at the end of the fiscal quarter ending March 31, 1999 for the immediately preceding nine (9) month period;

                                    (d) Cause Net Cash Flow to be equal to or
                           greater than ($10,000,000) at the end of the fiscal quarter ending June 30, 1999 for the immediately preceding twelve (12) month period;

                                    (e) Cause Net Cash Flow to be equal to or
                           greater than ($6,000,000) at the end of the fiscal quarter ending September 30, 1999 for the immediately preceding twelve (12) month period;

                                    (f) Cause Net Cash Flow to be equal to or
                           greater than ($3,000,000) at the end of the fiscal quarter ending December 31, 1999 for the immediately preceding twelve (12) month period;

                                    (g) Cause Net Cash Flow to be equal to or
                           greater than $0 at


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                           the end of the fiscal quarter ending March 31, 2000
                           and at the end of each fiscal quarter thereafter, in each case with respect to the four (4) fiscal quarters then ended.

                           For purposes of calculating Net Cash Flow pursuant to this Section 6.6, the financial impact of the Selinger Separation Agreement shall be excluded."

                  (e) Sections 6.7(d) and 6.7(e) are amended in their entirety and Sections 6.7(f)-(i) are added to the Loan Agreement to provide as follows:

                           "(d) Cause EBITDA to be equal to or greater than $3,000,000 at the end of the fiscal quarter ending September 30, 1998 for such fiscal quarter (excluding the financial impact of the Selinger Separation Agreement);

                           (e) Cause EBITDA to be equal to or greater than $4,000,000 at the end of the fiscal quarter ending December 31, 1998 with respect to the fiscal quarter then ended;

                           (f) Cause EBITDA to be equal to or greater than $5,000,000 at the end of the fiscal quarter ending March 31, 1999 with respect to the fiscal quarter then ended;

                           (g) Cause EBITDA to be equal to or greater than $6,000,000 at the end of the fiscal quarter ending June 30,1999 with respect to the fiscal quarter then ended;

                           (h) Cause EBITDA to be equal to or greater than $7,000,000 at the end of the fiscal quarter ending September 30,1999 with respect to the fiscal quarter then ended; and

                           (i) Cause EBITDA to be equal to or greater than $8,000,000 at the end of the fiscal quarter ending December 31,1999, and at the end of each fiscal quarter thereafter, in each case with respect to the fiscal quarter then ended."

                  (f) Sections 16.2(b) is hereby amended by amending clause
(iii) in its entirety to provide as follows:

                           "(iii) alter the definition of the terms Required Lenders or Availability Reserve or Restructuring Charge Reserve or alter, amend or modify this Section 16.2(b)."

         4. Conditions of Effectiveness. This Amendment shall become effective upon satisfaction of the following conditions precedent: Agent shall have received (i) eight (8) copies of this Amendment executed by Borrowers and Required Lenders and consented and agreed to


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by Guarantor, (ii) a $100,000 Amendment Fee for the ratable benefit of Lenders which execute this Amendment, (iii) payment of all amounts due under the fee letter of even date herewith between Agent and Borrowers, and (iv) such other certificates, instruments, documents, agreements and opinions of counsel as may be required by Agent, Lenders or their counsel, each of which shall be in form and substance satisfactory to Agent, Lenders and their counsel.

         5. Covenants. (a) On or before September 2, 1998, Holders shall, and shall cause each of its Subsidiaries to, pledge (i) all of the stock of each Borrower (other than Holdings) and of AquaTherm Corp. and Everest & Jennings International Ltd., (ii) sixty-five percent (65%) of the stock of Guarantor and of Everest & Jennings de Mexico S.A. de C.V., and (iii) all of the stock of each Subsidiary of each Borrower which exists after giving effect to the mergers described on Schedule 1 to this Amendment (which mergers shall occur as soon as reasonably practicable after the Amendment No. 6 Effective Date but no later than October 1, 1998) to Agent pursuant to a Pledge Agreement in form of and substance satisfactory to Agent, so that Agent shall have a first priority perfected pledge of such stock.

                  (b) On or before September 2, 1998, Borrowers shall provide Agent and Lenders with details regarding material litigation against any Borrower as of the Amendment No. 6 Effective Date.

                  (c) Each Borrower shall deliver all notes received by such Borrower in connection with any Receivable due to such Borrower, endorsed to the order of IBJ Schroder Business Credit Corporation, as Agent, as part of the Collateral in which Agent has an interest, within five (5) days of receipt of all such notes by such Borrower; provided, however, with respect to notes received prior to August 12, 1998, such notes shall be delivered to Agent on or before August 26, 1998.

         6. Eurodollar Rate Loans. Notwithstanding any provision of the Loan Agreement, Borrowers acknowledge that (i) as of Amendment No. 6 Effective Date, no Eurodollar Rate Loans shall be available to Borrowers under the Loan Agreement and (ii) any Eurodollar Rate Loans outstanding on the Amendment No. 6 Effective Date shall be automatically converted without penalty into Domestic Rate Loans.

         7. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

                  (a) This Amendment and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against Borrowers in accordance with their respective terms.

                  (b) Upon the effectiveness of this Amendment, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment.

                  (c) No Event of Default or Default has occurred and is continuing or would


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exist after giving effect to this Amendment.

                  (d) Borrowers have no defense, counterclaim or offset with respect to the Loan Agreement.

         8.       Effect on the Loan Agreement.

                  (a) Upon the effectiveness of Section 3 hereof, each reference in the Loan Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.

                  (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided in Section 2, operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.

                  (d) The Obligations under the Loan Agreement as amended pursuant to this Amendment benefit fully from all collateral security and guaranties with respect thereto.

         9. Governing Law. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.

         10. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

         11. Counterparts. This Amendment may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement.


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         IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first written above.

                              GRAHAM-FIELD HEALTH PRODUCTS, INC.
                              GRAHAM-FIELD, INC.
                              GRAHAM-FIELD EXPRESS, INC.
                              GRAHAM-FIELD TEMCO, INC.
                              GRAHAM-FIELD DISTRIBUTION, INC.
                              GRAHAM-FIELD BANDAGE, INC.
                              GRAHAM-FIELD EXPRESS (PUERTO RICO), INC.
                              EVEREST & JENNINGS, INC.
                              LABAC SYSTEMS, INC.
                              MEDICAL SUPPLIES OF AMERICA, INC.
                              HEALTH CARE WHOLESALERS, INC.
                              H C WHOLESALERS, INC.
                              CRITICAL CARE ASSOCIATES, INC.
                              LUMEX/BASIC AMERICAN HOLDINGS, INC.
                              BASIC AMERICAN MEDICAL PRODUCTS, INC
                              LUMEX MEDICAL PRODUCTS, INC.
                              PRISM ENTERPRISES, INC
                              BASIC AMERICAN SALES AND
                                       DISTRIBUTION CO., INC.
                              PRISTECH, INC.
                              LUMEX SALES AND DISTRIBUTION CO., INC.
                              MUL ACQUISITION CORP. II


                              By: /s/ Rodney F. Price
                                 -----------------------------------------
                                      Chairman of the Board and
                                      Chief Executive Officer

ATTEST:

 /s/ Richard S. Kolodny
----------------------------
     Vice-President

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CONSENTED AND AGREED TO:

EVEREST & JENNINGS CANADIAN LIMITED

By: Rodney F. Price
   ----------------------------
    Chairman of the Board and
    Chief Executive Officer

                                   IBJ SCHRODER BUSINESS CREDIT CORPORATION, as Lender and as Agent

                                   By: /s/ James M. Steffy
                                       -------------------------------------
                                       James M. Steffy, Vice President

                                   One State Street
                                   New York, New York 10004

                                   Commitment Percentage: 25.00%


                                   NATIONAL CITY COMMERCIAL FINANCE, INC.

                                   By: /s/ Kathryn Ellero
                                      -----------------------------------
                                   Name:  Kathryn Ellero
                                   Title: Vice President

                                   1965 East Sixth Street, Suite 400
                                   Cleveland, Ohio 44114

                                   Commitment Percentage: 25.00%


                                   PNC BANK, NATIONAL ASSOCIATION

                                   By: /s/ William Gennario
                                      ------------------------------
                                   Name:  William Gennario
                                   Title: Vice President

                                   Two Tower Center
                                   East Brunswick, New Jersey  08816

                                   Commitment Percentage: 25.00%


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                                   DEUTSCHE FINANCIAL SERVICES CORPORATION

                                   By: /s/ David Mintert
                                      -------------------------------
                                   Name: David Mintert
                                   Title:Vice President

                                   1633 Des Peres Road
                                   Suite 305
                                   P.O. Box 31626
                                   St. Louis, MO  63131

                                   Commitment Percentage: 25.00%


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